CECO ENVIRONMENTAL REPORTS FIRST QUARTER 2025 RESULTS

Numerous Financial Records Reflect Strength of Well-Positioned Portfolio

Company Maintains Full Year Outlook

ADDISON, TEXAS (April 29, 2025) -- CECO Environmental Corp. (Nasdaq: CECO) ("CECO"), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today reported its financial results for the first quarter of 2025.

First Quarter Summary(1)

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Orders of $227.9 million, up 57 percent
•
Backlog of $602.0 million, up 55 percent
•
Revenue of $176.7 million, up 40 percent
•
Gross profit margin of 35.2 percent; Gross margin of $68.0 million, up 28 percent
•
Net income of $36.0 million; non-GAAP net income of $3.5 million
•
GAAP EPS (diluted) of $0.98; non-GAAP EPS (diluted) of $0.10
•
Adjusted EBITDA of $14.0 million, up 6 percent
•
Free cash flow of $(15.1) million, down $13.2 million

(1) All comparisons are versus the comparable prior year period, unless otherwise stated.

Reconciliations of GAAP (reported) to non-GAAP measures are in the attached financial tables.

Todd Gleason, CECO's Chief Executive Officer commented, “We started 2025 with outstanding first quarter record orders of $228 million, which helped drive new record levels of backlog and revenue for the Company. This is a powerful statement on the strength of our well-positioned portfolio, which is closely aligned to key long-term growth themes of industrial manufacturing reshoring, electrification, power generation, natural gas infrastructure, and industrial water investments. This marks the second consecutive quarter with bookings greater than $200 million, which has enabled our backlog to exceed $600 million for the first time in Company history. With our order pursuit pipeline now over $5 billion, we remain highly confident in our continued growth outlook.”

First quarter operating income was $61.9 million, up $54.2 million when compared to $7.7 million in the first quarter 2024. On an adjusted basis, non-GAAP operating income was $8.6 million, down $1.6 million or 16 percent when compared to $10.2 million in the first quarter of 2024. Net income was $36.0 million in the quarter, up $34.5 million compared to $1.5 million in the first quarter 2024. Non-GAAP net income was $3.5 million, down $0.5 million when compared to $4.0 million in the first quarter 2024. Adjusted EBITDA of $14.0 million, reflecting an Adjusted EBITDA margin of 7.9 percent, was up 6 percent compared to $13.2 million in the first quarter 2024. Free cash flow in the quarter was $(15.1) million, down $13.2 million compared to $(1.9) million in the first quarter of 2024.

“In the first quarter, we introduced strategic price actions to address preliminary tariff impacts. Additionally, to proactively manage our record backlog and robust project pipeline, we selectively pulled-in some inventory purchases and added key operational and customer-centric personnel to maintain the highest level of project execution. These additions drove incremental engineering, project management and business development costs during the first quarter as well as utilizing additional cash. This had the effect of depressing Adjusted EBITDA in the quarter, but these proactive measures were important to better position CECO for executing on our record backlog. Starting in Q2 2025, we will take strategic cost actions associated with eliminating redundant general and administrative roles and expenses resulting from our programmatic M&A and will expand our ongoing productivity and efficiency initiatives. We expect the benefits from these actions, when combined with continued strong volume growth, will underpin operating margin expansion throughout the year,” added Gleason.

2025 Full Year Guidance

For the full year 2025 outlook, the Company maintains its expectation to deliver Revenue of $700 to $750 million, up approximately 30 percent at the midpoint year and maintains its expected range for Adjusted EBITDA of $90 to $100 million, up approximately 50 percent at the midpoint versus 2024. The Company maintains its 2025 adjusted free cash flow to be between 60 and 75 percent of Adjusted EBITDA.

“We are very pleased with the strong start to the year as our industrial air, industrial water and energy transition businesses continue to drive growth through our operating model leveraging their respective niche leadership positions, and flexible business models. Our record backlog and opportunity pipeline provide me with confidence in achieving our growth targets for the year. While we recognize we are in a very dynamic environment which makes it difficult to predict the impact tariffs and other related uncertainties might have on the economy and on our operations, we believe that our direct exposure to tariff-related imports is relatively modest. CECO is comparatively well-positioned as we execute and manufacture a majority of our business in the same regions in which we sell. At present, this aspect of our business design and operating model, coupled with the cost actions we have taken, allows us to maintain our full year outlook – but we are monitoring the economic situation and working with our supply chain to aggressively manage any additional cost expenses which might arise over the course of the year,” concluded Gleason.

EARNINGS CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the first quarter 2025 financial results. Please visit the Investor Relations portion of the website (https://investors.cecoenviro.com) to listen to the call via webcast. The conference call may also be accessed by visiting https://edge.media-server.com/mmc/p/tvr2idgu.

A replay of the conference call will be available on the Company’s website for a period of one year. The replay may also be accessed by visiting https://edge.media-server.com/mmc/p/tvr2idgu.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading environmentally focused, diversified industrial company, serving the broad landscape of industrial air, industrial water and energy transition markets globally providing innovative solutions and application expertise. CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. CECO solutions improve air and water quality, optimize emissions management, and increase energy efficiency for highly-engineered applications in power generation, midstream and downstream hydrocarbon processing and transport, electric vehicle production, polysilicon fabrication, semiconductor and electronics, battery production and recycling, specialty metals and steel production, beverage can, and water/wastewater treatment and a wide range of other industrial end markets. CECO is listed on Nasdaq under the ticker symbol "CECO." Incorporated in 1966, CECO’s global headquarters is in Addison, Texas. For more information, please visit www.cecoenviro.com.

Company Contact:

Peter Johansson

Chief Financial and Strategy Officer
888-990-6670

investor.relations@onececo.com

Investor Relations Contact:

Steven Hooser and Jean Marie Young

Three Part Advisors, LLC

214-872-2710

investor.relations@onececo.com

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CECO ENVIRONMENTAL CORP.
CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands, except per share data)	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$146,471	$37,832
Restricted cash	205	369
Accounts receivable, net allowances of $8,663 and $8,863	152,405	159,572
Costs and estimated earnings in excess of billings on uncompleted contracts	83,335	69,889
Inventories	52,919	42,624
Prepaid expenses and other current assets	36,910	16,859
Prepaid income taxes	3,856	3,826
Total current assets	476,101	330,971
Property, plant and equipment, net	46,063	33,810
Right-of-use assets from operating leases	24,419	25,102
Goodwill	274,769	269,747
Intangible assets – finite life, net	109,250	74,050
Intangible assets – indefinite life	9,559	9,466
Deferred income taxes	210	966
Deferred charges and other assets	16,724	15,587
Total assets	$957,095	$759,699
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$1,673	$1,650
Accounts payable	109,504	109,671
Accrued expenses	59,176	47,528
Billings in excess of costs and estimated earnings on uncompleted contracts	87,870	81,501
Notes payable	700	1,700
Income taxes payable	19,831	2,612
Total current liabilities	278,754	244,662
Other liabilities	4,314	14,362
Debt, less current portion	338,037	217,230
Deferred income tax liability, net	26,481	11,322
Operating lease liabilities	19,458	20,230
Total liabilities	667,044	507,806
Commitments and contingencies (See Note 14)
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 35,250,489 and 34,978,009 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	352	349
Capital in excess of par value	255,807	255,211
Retained earnings	42,554	6,570
Accumulated other comprehensive loss	(12,922)	(14,441)
Total CECO shareholders' equity	285,791	247,689
Noncontrolling interest	4,260	4,204
Total shareholders' equity	290,051	251,893
Total liabilities and shareholders' equity	$957,095	$759,699

CECO ENVIRONMENTAL CORP.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2025	2024
Net sales	$176,697	$126,332
Cost of sales	114,535	81,200
Gross profit	62,162	45,132
Selling and administrative expenses	53,542	34,908
Amortization expenses	3,096	2,156
Acquisition and integration expenses	8,143	190
Gain on sale of Global Pump Solutions business	(64,502)	—
Other expenses	13	192
Income from operations	61,870	7,686
Other expense, net	(594)	(1,513)
Interest expense	(6,217)	(3,413)
Income before income taxes	55,059	2,760
Income tax expense	18,617	667
Net income	36,442	2,093
Noncontrolling interest	(458)	(585)
Net income attributable to CECO Environmental Corp.	$35,984	$1,508
Earnings per share:
Basic	$1.03	$0.04
Diluted	$0.98	$0.04
Weighted average number of common shares outstanding:
Basic	35,028,301	34,846,163
Diluted	36,689,320	36,177,323

CECO ENVIRONMENTAL CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$36,442	$2,093
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,115	3,512
Unrealized foreign currency gain (loss)	(1,142)	149
Gain on sale of Global Pump Solutions business	(64,502)	—
(Loss) gain on sale of property and equipment	(15)	115
Debt discount amortization	206	120
Share-based compensation expense	3,356	1,670
Provision (recovery) for credit loss	819	(384)
Inventory reserve expense	92	499
Deferred income tax benefit	166	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	16,215	(5,355)
Costs and estimated earnings in excess of billings on uncompleted contracts	(12,270)	7,858
Inventories	(2,416)	(4,447)
Prepaid expense and other current assets	(17,652)	1,211
Deferred charges and other assets	(971)	(221)
Accounts payable	(3,633)	(2,442)
Accrued expenses	8,865	1,220
Billings in excess of costs and estimated earnings on uncompleted contracts	5,933	1,262
Income taxes payable	17,220	(387)
Other liabilities	(3,524)	(5,249)
Net cash (used in) provided by operating activities	(11,696)	1,224
Cash flows from investing activities:
Acquisitions of property and equipment	(3,385)	(3,116)
Net cash proceeds for sale of Global Pump Solutions business	105,860	—
Net cash (paid) received for acquisitions, net of cash acquired	(97,646)	422
Net cash provided by (used in) investing activities	4,829	(2,694)
Cash flows from financing activities:
Borrowings on revolving credit lines	148,100	13,400
Repayments on revolving credit lines	(27,600)	(12,600)
Repayments of long-term debt	(420)	(2,553)
Payments on finance leases and financing liability	(234)	(229)
Deferred consideration paid for acquisitions	(1,000)	(1,000)
Equity awards surrendered by employees for tax liability, net of proceeds from employee stock purchase plan and exercise of stock options	(2,688)	258
Noncontrolling interest distributions	(402)	(804)
Common stock repurchased	—	(3,000)
Net cash provided by (used in) financing activities	115,756	(6,528)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(414)	(422)
Net increase (decrease) in cash, cash equivalents and restricted cash	108,475	(8,420)
Cash, cash equivalents and restricted cash at beginning of period	38,201	55,448
Cash, cash equivalents and restricted cash at end of period	$146,676	$47,028
Cash paid during the period for:
Interest	$3,987	$3,269
Income taxes	$2,405	$975

CECO ENVIRONMENTAL CORP.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three months ended March 31,
(in millions, except ratios)	2025	2024
Operating income as reported in accordance with GAAP	$61.9	$7.7
Operating margin in accordance with GAAP	35.0%	6.1%
Amortization expenses	3.1	2.2
Acquisition and integration expenses	8.1	0.2
Gain on sale of Global Pump Solutions business	(64.5)	—
Other expenses(1)	—	0.1
Non-GAAP operating income	$8.6	$10.2
Non-GAAP operating margin	4.9%	8.1%

	Three months ended March 31,
(in millions, except share data)	2025	2024
Net income as reported in accordance with GAAP	$36.0	$1.5
Amortization and earnout expenses	3.1	2.2
Acquisition and integration expenses	8.1	0.2
Gain on sale of Global Pump Solutions business	(64.5)	—
Restructuring expenses	—	0
Foreign currency remeasurement	0.6	0.9
Tax (benefit) expense of adjustments	20.2	(0.9)
Non-GAAP net income	$3.5	$4.0
Depreciation	2.0	1.3
Non-cash stock compensation	3.4	1.7
Other expense, net	—	0.6
Interest expense	6.2	3.4
Income tax expense	(1.6)	1.6
Noncontrolling interest	0.5	0.6
Adjusted EBITDA	$14.0	$13.2

Earnings per share:
Basic	$1.03	$0.04
Diluted	$0.98	$0.04

Non-GAAP net (loss) income per share:
Basic	$0.10	$0.11
Diluted	$0.10	$0.11

	Three months ended March 31,
(in millions)	2025	2024
Net cash provided by operating activities	$(11.7)	$1.2
Acquisitions of property and equipment	(3.4)	(3.1)
Free cash flow	$(15.1)	$(1.9)

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as we believe that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to better compare the Company's results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP. Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

Non-GAAP measures presented on a forward-looking basis were not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts. The GAAP measures are not accessible on a forward-looking basis because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. The unavailable information could have a significant impact on our GAAP financial results.

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and may be included in subsequently filed Quarterly Reports on Form 10-Q, and include, but are not limited to: the effect of the divestiture of our Fluid Handling business on business relationships, operating results, and business generally, disruption of current plans and operations and potential difficulties in employee retention as a result of the transaction, diversion of management’s attention from ongoing business operations in connection with the integration of recent acquisitions, the amount of the costs, fees, expenses and other charges related to the transaction, the achievement of the anticipated benefits of transactions, our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, as well as a number of factors related to our business, including the sensitivity of our business to economic and financial market conditions generally and economic conditions in CECO’s service areas; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs; inflationary pressures relating to rising raw material costs and the cost of labor; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges or other customer considerations; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; our ability to repurchase shares of our common stock and the amounts and timing of repurchases; our ability to successfully realize the expected benefits of our restructuring program; economic and political conditions generally; our ability to optimize our business portfolio by identifying acquisition targets, executing upon any strategic acquisitions or divestitures, integrating acquired businesses and realizing the synergies from strategic transactions; and the unpredictability and severity of catastrophic events, including cyber security threats, acts of terrorism or outbreak of war or hostilities or public health crises, as well as management’s response to any of the aforementioned factors. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.